UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2006

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-21794	04-3186494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 CROSSING BOULEVARD

FRAMINGHAM, MASSACHUSETTS 01702

(Address of Principal Executive Offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Joint Development and Commercialization Agreement

On September 29, 2006, we entered into a Joint Development and Commercialization Agreement with LFB Biotechnologies S.A.S.U., referred to as LFB Biotech, providing for a strategic collaboration to develop selected recombinant plasma proteins and monoclonal antibodies using our transgenic production platform. The initial program in the collaboration will be to develop rhFVIIa, a transgenically produced recombinant form of human factor VIIa, which is a clotting factor in blood coagulation. We and LFB Biotech will share equally in the cost of development and commercialization of each product and will each be entitled to 50% of any profits derived from products developed through the collaboration so long as we and LFB Biotech contribute equally to their development. In the event that contributions to development are not equal, there is provision for adjustment of the profit split based on a formula using investment present values of the development costs that are weighted on a sliding scale using a higher multiple for costs incurred at the earlier stage of development.

The agreement provides that a joint committee of GTC and LFB Biotech representatives will determine product development and commercialization plans. We will be responsible for development of the production system for the products and will retain exclusive commercial rights to the products in North America. LFB Biotech will be responsible for clinical development and regulatory review of the first program in this collaboration, and will have exclusive commercial rights in Europe. We and LFB Biotech will hold co-exclusive rights in the rest of the world to any products developed through the collaboration. The initial term of the agreement is fifteen years, subject to extension or termination by mutual consent, and the terms for any product developed through the collaboration will continue until the later of the initial term or ten years beyond regulatory approval of that product.

In connection with the Joint Development and Commercialization Agreement, GTC entered into a Stock Purchase and Note Agreement with LFB Biotech, referred to as the Purchase Agreement, providing for LFB Biotech to purchase up to an aggregate of $25 million of our securities, consisting of up to 14,615 shares of convertible preferred stock (14,615,000 common shares on an as-converted basis), up to 3,630,000 shares of common stock, and one or more subordinated convertible notes for the balance of the $25 million. The purchase price for the shares of stock is $1.23 per common share equivalent. These securities will be issued and sold in up to four installments or tranches, the first of which involved LFB Biotech’s purchase of 5,000 shares of our newly designated Series D preferred stock at an aggregate purchase price of $6.15 million on October 4, 2006. Completion of the second, third and fourth tranches is subject to our receipt of certain stockholder approvals, which we have agreed to seek from our stockholders.

LFB Biotech is a wholly-owned subsidiary of Laboratoire francais du Fractionnement et des Biotechnologies, or LFB. In connection with our agreements with LFB Biotech, LFB has entered into a Keepwell Agreement pursuant to which it has agreed (i) to cause LFB Biotech to perform its obligations under its agreements with us, (ii) to guarantee LFB Biotech’s performance under the Joint Development and Commercialization Agreement and the Purchase Agreement, and (iii) to provide LFB Biotech with sufficient funding to satisfy its obligations to us.

In order for us to satisfy our obligations under the Purchase Agreement, we are required to prepare a proxy statement to seek stockholder approval of (i) an amendment to our restated articles of organization to increase the number of authorized shares of Common Stock, par value of $0.01 per share (the “Common Stock”) from 100,000,000 to 200,000,000 shares and (ii) our issue and sale of equity securities representing, on a common stock equivalent basis, more than approximately 14,615,000 shares of common stock, plus any shares of Common Stock issuable upon conversion of the convertible note. Approval to increase the number of authorized shares of Common Stock is necessary for us to be able to complete the second and third tranches under the Purchase Agreement. Approval of our sale of securities on a common stock equivalent basis equal to 20% or more of our outstanding common stock to LFB is required under the rules of the Nasdaq Global Market and therefore, is necessary for us to be able to issue the convertible note and to complete the third tranche under the Purchase Agreement. If we do not receive either of these stockholder approvals by June 30, 2007, then the obligations of LFB Biotech that are conditional on such approvals will be terminated.

Stock and Note Purchase Agreement

Under the terms of the Purchase Agreement, LFB Biotech has purchased the first tranche of shares of Series D preferred stock representing 5,000,000 common stock equivalents, or approximately 6.8% of our shares of Common Stock outstanding prior to the transaction. In the second installment, or tranche, LFB Biotech has agreed to purchase, subject to receipt of the necessary stockholder approvals described below, an additional 9,615 shares of Series D preferred stock at an as converted per share price of US $1.23 and a subordinated convertible note in the principal amount of approximately US $2.56 million, for an aggregate purchase price of approximately $14.39 million. Upon completion of the second tranche, LFB Biotech will hold, on an as converted basis, approximately 19.9% of the shares of common stock outstanding prior to the transaction. In the third tranche, which is expected to close in early January 2007, LFB Biotech has agreed to purchase, subject to receipt of the necessary stockholder approvals described below, 3,630,000 shares of Common Stock at a price of $1.23 per share. Upon completion of the third tranche, but before any conversion of the convertible note, LFB Biotech will hold, on an as converted basis, approximately 24.8% of the shares of Common Stock outstanding prior to the transaction.

Series D Preferred Stock. Each share of the Series D preferred stock is convertible into 1,000 shares of our Common Stock. The Series D stock entitles its holders to elect one director to our Board of Directors upon the issuance of a number of shares of Preferred Stock, on an as converted basis, equal to or greater than 10% of our outstanding voting stock. The Series D stock does not pay a dividend and does not have a liquidation preference. The Series D stock is convertible, at our option, after 2012 if the market price of our Common Stock exceeds $2.46 per share.

Convertible Note. The convertible note will have a term of five years and will automatically convert into shares of Common Stock in conjunction with any future Common Stock offerings at the per share offering price of the respective offering, but in any such conversion the principal and accrued interest that is converted into Common Stock will be limited to an amount that will maintain LFB Biotech’s holdings at no more than 19.9% of our Common Stock on an as converted basis. Upon any conversion of the convertible note in a future offering LFB Biotech will be entitled to any registration rights provided in the offering, but it will not receive any warrants or other securities included in the offering. Interest on the convertible note, which will accrue at a rate of 2% per annum from the date of issue, will accumulate and be payable upon conversion, at our election, in cash or shares of our Common Stock valued at its fair market value at the date of conversion.

Participation Rights. Under the Purchase Agreement, LFB Biotech has a five-year right to participate in our future offerings of Common Stock after the convertible note has been fully converted. LFB Biotech’s participation will be on the terms agreed upon by us and other investors in the future offerings and will be subject to confirmation by LFB Biotech that any purchase will not cause LFB Biotech to own more than 19.9% of our outstanding shares of Common Stock upon completion of the offering.

Board Observer and Board Director. Under the terms of the Purchase Agreement, LFB Biotech appointed a non-participating observer to our Board of Directors to attend board meetings prior to election of LFB Biotech’s designated director and, following such election, whenever LFB Biotech’s designated director is unable to attend a board meeting of ours. LFB Biotech will be entitled to designate a director upon completion of its purchase of the second tranche of shares. Both LFB Biotech’s observer and its designated director will be excluded from any deliberations or actions, and will not receive any information, relating to any matter to which LFB Biotech or LFB is either directly or indirectly involved or has any interest that is competing or inconsistent with our interests. The LFB Biotech designated director will serve in the class of directors whose term expires at the 2009 annual meeting of stockholders. Thereafter, LFB Biotech, as sole holder of the Series D Stock, will be entitled to nominate and elect one director.

Registration Rights. Under the terms of the Purchase Agreement, beginning in October 2007, LFB Biotech will have the right to request that GTC register for resale up to 10,000,000 of LFB Biotech’s shares of our Common Stock, subject to certain conditions and limitations. In addition, beginning in October 2007, LFB Biotech will have the right to have us include its shares of Common Stock in registration statements we file with the Securities and Exchange Commission, subject to specified conditions and limitations.

Representations and Warranties. The Purchase Agreement is included as an exhibit to this report to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the agreements described therein, it is not intended to provide factual information about the parties. The representations and warranties contained in the Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

The Purchase Agreement (which includes the form of convertible note) the terms of the Series D Preferred Stock and the Keepwell Agreement are filed as Exhibits 10.1, 3.1 and 10.2, respectively to this report, and the descriptions of these documents are qualified in their entirety by their full text set forth in those exhibits, which is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report with respect to the sale and issuance of shares of our stock to LFB is incorporated herein by this reference.

The shares of Preferred Stock and Common Stock that may be issued to LFB upon satisfaction of the closing conditions set forth in the Stock Purchase Agreement, as described above, will be issued in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving a public offering. LFB has represented to us in the Stock Purchase Agreement that it is acquiring the shares for investment and not for distribution, that it can bear the risks of the investment and that it has had an opportunity to ask questions of, and receive answers from, us regarding the terms and conditions of the offering of the shares.

Item 5.03 Amendments to Articles of Organization or Bylaws; Change in Fiscal Year.

Our Board of Directors approved an amendment to GTC’s Restated Articles of Organization which was filed and was effective as of October 2, 2006 and which provides for the designation of 15,000 shares of authorized and unissued Preferred Stock of GTC as shares of “Series D Preferred Stock.” Each share of Series D Preferred Stock is convertible into 1,000 fully paid and nonassessable shares of GTC Common Stock. Prior to this amendment, no such series of stock existed. The full text of the amendment is filed as Exhibit 3.1 to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Restated Articles of Organization filed with the Secretary of the Commonwealth of Massachusetts on October 2, 2006. Filed herewith.

10.1	Stock and Note Purchase Agreement dated September 29, 2006, by and between GTC and LFB Biotechnologies S.A.S.U., including the form of convertible note attached as Exhibit B thereto. Filed herewith.

10.2	Keepwell Agreement dated September 29, 2006, by and between GTC and Laboratoire Francais du Fractionnement et des Biotechnologies S.A. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: October 5, 2006	By:	/s/ John B. Green
John B. Green
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Restated Articles of Organization filed with the Secretary of the Commonwealth of Massachusetts on October 2, 2006. Filed herewith.

10.1	Stock and Note Purchase Agreement dated September 29, 2006, by and between GTC and LFB Biotechnologies S.A.S.U., including the form of convertible note attached as Exhibit B thereto. Filed herewith.

10.2	Keepwell Agreement dated September 29, 2006 by and between GTC and Laboratoire Francais du Fractionnement et des Biotechnologies S.A. Filed herewith.